                                                                    Exhibit 99.1

                                [GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

CONTACT:

George J. Longo                                           Carl Hymans
Vice President, CFO                                       G.S. Schwartz & Co.
(215) 345-0919                                            (212) 725-4500
                                                          carlh@schwartz.com

              THE QUIGLEY CORPORATION REPORTS FIRST QUARTER RESULTS

        - CONTINUES ITS INVESTING FOR THE FUTURE IN PHARMACEUTICAL R&D -

DOYLESTOWN,  PA. - APRIL 27, 2006 - THE QUIGLEY CORPORATION (NASDAQ: QGLY) today reported net sales of $10.3 million, for the first quarter ended March 31, 2006, compared to $11.8 million reported for the same period in 2005.

Net sales of the  Company's  Cold  Remedy,  Health  and  Wellness  and  Contract
Manufacturing  segments  recorded  declines  in this  first  quarter  of 2006 as compared to 2005 that averaged approximately $500,000 for each segment.

During 2005,  the Company's  Cold Remedy net sales  outpaced its category as the further  expansion of the Cold Remedy segment reflected the success of strategic marketing  initiatives  and  advertising  with a notable  increase  in  consumer acceptance  and  expanded  household  penetration.  Sales  declines in the first quarter  of 2006  may be  attributable  to a widely  disseminated  controversial report  published in the January  2006 issue of the  "Chest," the peer  reviewed journal of the American  College of Chest Physicians  (ACCP),  that implied that
cough  products  had  limited   effectiveness  while  antihistamines  were  more
effective in reducing  coughs.  This report had an impact of increasing  allergy product sales and depressing  cough cold category  sales during the  traditional peak of the common cold season. Additionally,  the brand and category as a whole has faced  increased  competition  from certain vitamin based products that have launched  successful public relations  campaigns despite the fact that they lack
both  safety  and  clinical  efficacy  data.   Ongoing  marketing  will  feature
COLD-EEZE(R)  clinical  effectiveness  in two  double-blind  placebo  controlled studies as well as its efficacy  studies in adolescents  and safety studies with
Geriatric patients.

Guy J. Quigley,  Chairman,  President and Chief Executive  Officer  stated,  "We continue to remain  confident in the  COLD-EEZE  brand and its appeal to a broad range of consumers with a growing  interest in Natural Common Cold remedies that demonstrate  proven clinical  efficacy and safety unlike other natural remedies.
We  are  well  positioned  to  capture  market  share,   enhance  our  household
penetration to be able to increase sales of our COLD-EEZE Cold Remedy products."

The Health and Wellness  segment  continues to be affected by the shift from the number of active domestic  independent  distributor  representatives,  which has
outpaced   the   growth  of   active   international   independent   distributor
representatives or an increase of 30.0% for this segment's  international  sales as  compared  to 2005.  Corrective  actions  concerning  the  shifting in active independent  distributor  representatives  continue  to be the  focus  for  this segment.

The Contract  Manufacturing  segment's  prime purpose is for the  manufacture of
COLD-EEZE,  however,  other contract  manufacturing is performed for third party
entities.   In  comparing   2006  with  2005,   an  OTC  company  that  utilized
manufacturing  capabilities  of this segment  discontinued  their product in the
marketplace,   thereby   resulting  in  the  reduced   sales  for  the  Contract
Manufacturing segment of the Company.  Management is reviewing  opportunities to replace this lost business with other third party manufacturing contracts.

Net loss for the quarter ended March 31, 2006 was $1.5  million,  or ($0.12) per share,  compared  to net loss of  $155,000  or ($0.01)  per share,  for the same period last year.

The increase in net loss is principally attributed to the decrease in all of the
Company's segment sales, especially the Cold Remedy segment, which has a greater gross profit  percentage and dollar margin and fewer fixed and directly variable costs  than the  other  operating  segments.  Additionally,  operating  expenses increased for advertising, promotions, insurance and legal costs relative to the lawsuits for the Company's discontinued nasal spray product.

Gross profit  percentages  for the Cold Remedy segment for 2006 increased due to the expiration in May 2005 of the founder's  commission with the Health Wellness segment remaining  relatively  unchanged.  Also, due to the lost revenues from a major OTC company  that  utilized  the  manufacturing  abilities of the Contract
Manufacturing segment, its gross profit percentage declined, which already has a substantially lower gross profit margin then the other operating segments.

No tax or tax benefits to reduce  income or losses are provided for the quarters ended  March 31,  2006 and  2005,  except  for any  limitations  imposed  by the alternative minimum,  since the Company is in a net operating loss carry-forward position.

"Quigley Pharma, our wholly-owned Ethical Pharmaceuticals subsidiary, represents a significant  potential source of growth for the Company. For example,  QR-333, our  topical  compound  for the  treatment  of Diabetic  Peripheral  Neuropathy, recently filed an IND and commenced plans to begin a Phase II B study to develop the most  efficacious  dose range of this  topical  compound on human  patients.
According to the American  Diabetic  Association,  there are over twenty million people in the United States who have diabetes.  They represent a huge market for the product we are developing," continued Mr. Quigley.

"We are striving to  capitalize  on the growth  potential  of Quigley  Pharma by
continuing  to  develop  natural-source   potential  prescription  products  for
Diabetic  Neuropathy,  Systemic Radiation,  Rheumatoid  Arthritis,  Avian Flu in
animals,  and Ocular and Genital  Herpes.  We will  continue to develop and test ethical  pharmaceutical  drugs as part of our ongoing efforts to generate future growth," concluded Mr. Quigley.

The following is a summary of major ethical  pharmaceutical events that occurred during the first quarter of 2006:

At the annual meeting of Quigley's  Scientific  Advisory  Board,  composed of 12 highly regarded medical professionals and three additional guest attendees, 2005 research  and  development  results  were  reviewed.  The  Board  was  extremely encouraged by the findings and strongly  support Quigley  Pharma's  research and development efforts and advocates their next stage of development.

DIABETIC NEUROPATHY - QR-333:  Quigley Pharma filed an IND  (Investigational New
Drug)  application with the FDA for QR-333, a topical compound for the treatment of Diabetic Peripheral  Neuropathy and commenced its plans to begin a Phase II B study to develop the most  efficacious  dose range of this  topical  compound on human patients.  QR-333 had been evaluated in animal model toxicity  experiments previous  to the IND  filing.  QR-333 is  designed  and  formulated  to decrease oxidative  stress that  contributes to peripheral  diabetic  neuropathy and thus alleviate its symptoms. The original proof of concept study completed in France, showed  that  the  topical  compound  improved  the  quality  of life as well as improved  key  symptoms  associated  with this  complication  of  diabetes.  The subjects  using  the  compound  had 67% of their  symptoms  improve,  suggesting efficacy.  According to estimates from the American  Diabetes  Association,  7.0 percent of US adults or 20.8 million people have diabetes.

SYSTEMIC  RADIATION - QR-336:  This naturally derived radio protective  compound
against  ionizing  radiation   initially  received   encouraging  results  in  a
preliminary  non-GLP  animal  study.  A pre-IND  meeting  was held at the FDA in
October of 2004 with the  Division of Medical  Imaging  and  Radiopharmaceutical
Drug  Products.   The  aforementioned   Scientific  Advisory  Board  noted  that
preliminary  evidence   demonstrates  QR336's  potential  as  a  systemic  radio
protective agent and recommended further studies.  Plans are underway to advance an  animal  model  development  plan  that  will  comply  with New Food and Drug
Administration  animal  efficacy  rules  for  radio-protective   pharmacological
compounds.

RHEUMATOID   ARTHRITIS  -  QR-440:   Quigley   Pharma   received  an  additional
Investigational  New Animal  Drug (INAD)  number from the Center for  Veterinary
Medicine  of the Food and Drug  Administration  to study its  naturally-derived, broad-spectrum  anti-inflammatory  compound QR-440 on dogs. In previous studies,
QR-440  has been  shown  to  reduce  inflammation  and  also  suggests  possible disease-modifying  potential.  Canine  arthritis  afflicts an estimated 70 to 80 percent of dogs in certain breeds, particularly larger breeds.

AVIAN FLU COMPOUND - QR-441(A):  Quigley Pharma  initiated plans to test its all natural broad spectrum  antiviral  compound against Avian Flu in poultry stocks.
The company has  enlisted  noted  experts,  Dr.  Timothy S.  Cummings,  Clinical
Poultry  Professor at the College of veterinary  medicine at  Mississippi  State
University  and Thomas G. Voss,  Ph.D.  Assistant  Professor  Tulane  University
School  of  Medicine  to  assist  Quigley  Pharma  in  the  development  of  the
Investigational  New Animal Drug (INAD) bird  challenge  studies.  According  to previously announced in vitro testing,  QR-441A appears to have the potential to inhibit infectivity of the avian H5N1 virus in poultry populations.

OCULAR AND GENITAL  HERPES - QR-435:  In  pre-clinical  studies,  the  antiviral formulation  demonstrates  potent antiviral  activity against Ocular and Genital
Herpes,  indicating  a new  research  and  development  path  for the  versatile compound.  The  studies  were  designed  to  determine  the in vitro  inhibitory activity of QR-435 vs. two ocular  isolates of Herpes  Simplex Virus - 1 (HSV-1)
and 2 non-ocular  isolates of Herpes Simplex Virus -2 (HSV-2).  The pre-clinical studies of QR-435  demonstrated  reproducible  potent direct antiviral  activity against an ocular isolate of HSV-1. It also  demonstrated  similar potent direct antiviral activity against a second similar ocular isolate of HSV-1 and multiple clinical genital isolates of HSV-2.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration or any other regulatory agency will grant an Investigational  New
Drug  ("IND") or take any other action to allow its  formulations  to be studied or/and for any Investigational New Drug to be marketed. Furthermore, no claim is made that potential medicine discussed herein is safe, effective, or approved by the Food and Drug Administration.  Additionally, data that demonstrates activity or  effectiveness  in  animals  or in vitro  tests do not  necessarily  mean the formula test compound, referenced herein will be effective in humans. Safety and effectiveness  in humans will have to be  demonstrated  by means of adequate and well controlled clinical studies before the clinical significance of the formula test  compound  is known.  Readers  should  carefully  review  the risk  factors described in filings the Company files from time to time with the Securities and
Exchange Commission.

ABOUT THE QUIGLEY CORPORATION
The  Quigley  Corporation   (Nasdaq:   QGLY,   http://www.Quigleyco.com)   is  a
diversified natural health medical science company. Its Cold Remedy segment is a leading marketer and manufacturer of the COLD-EEZE(R)  family of lozenges,  gums and sugar free tablets  clinically proven to cut the common cold nearly in half.
COLD-EEZE  customers include leading national  wholesalers and distributors,  as well as  independent  and  chain  food,  drug and mass  merchandise  stores  and pharmacies.  The Quigley  Corporation  has several  wholly  owned  subsidiaries.
Darius  International  markets health and wellness  products  through its wholly owned subsidiary, InnerLight Inc. Quigley Manufacturing Inc. consists of two FDA approved  facilities to  manufacture  COLD- EEZE(R)  lozenges as well as fulfill
other    contract    manufacturing    opportunities.    Quigley    Pharma   Inc.
(http://www.QuigleyPharma.com)   conducts  research  in  order  to  develop  and
commercialize   a  pipeline  of  patented   botanical  and   naturally   derived
prescription drugs.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following  represents  condensed  financial data (in  thousands)  except per share data:

                                                                      Three-Months        Three-Months
                                                                         Ended               Ended
                                                                     March 31, 2006      March 31, 2005

                                                                          ($)                 ($)
                                                                   ---------------------------------------

Net Sales                                                               10,266              11,753
Gross profit                                                             5,313               5,703
Sales & marketing expenses                                               2,435               1,835
Administrative expenses                                                  3,706               2,995
Research & development                                                     784               1,068

Income taxes                                                              -                   -

Net loss                                                                (1,454)               (155)

Diluted loss per share:

  Net loss                                                              ($0.12)            ( $0.01)
  Diluted weighted average common shares outstanding:               11,714,140          11,654,796

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

The following  represents  condensed  financial data (in thousands) at March 31, 2006 and December 31, 2005:

                                                                         2006               2005
                                                                         ($)                 ($)
                                                                     ------------        ---------
          Cash & cash equivalents                                       18,190              16,885
          Accounts receivable, net                                       2,686               7,880
          Inventory                                                      4,228               3,900
          Total current assets                                          26,337              30,248
          Total assets                                                  31,911              35,976
          Total current liabilities                                      7,903               9,566
          Long-term debt                                                   -                 1,036
          Total stockholders' equity                                    23,951              25,320